                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                FORM 8-K/A-2

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934




       Date of Report (Date of earliest event reported): July 29, 1999




                        SKYLYNX COMMUNICATIONS, INC.
          --------------------------------------------------------
           (Exact name of registrant as specified in its charter)



COLORADO                          0-24687                      84-1360029
-----------------         -------------------------        ---------------
(State or other           (Commission file number)         (Employer Identi-
jurisdiction of                                             cation No.
incorporation)


         600 South Cherry Street, Suite 305, Denver, Colorado 80246
        -------------------------------------------------------------
           (Address of principal executive offices)    (Zip Code)


     Registrant's telephone number, including area code:  (303) 316-0400
    --------------------------------------------------------------------


        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 7:   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

     (a)  Financial Statements
          --------------------

          Pursuant to Item 7(a)(4), the Registrant files herewith the following financial statements of the acquired business:

          Report of Independent Certified Public Accountants

          InfiCad Computing and Design, LLC Balance Sheet as of December
          31, 1998

          InfiCad Computing and Design, LLC Statements of Operations for the years ended December 31, 1998 and 1997

          Statements of Members' Deficit for the years ended December 31, 1998 and 1997

          Statements of Cash Flows for the years ended December 31, 1998 and 1997

          Notes to Financial Statements December 31, 1998 and 1997

     (b)  Unaudited Financial Statements
          ------------------------------

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited financial information:

          Balance Sheet as of June 30, 1999

          Statements of Operations for the Six Month Periods ended June 30, 1999 and 1998

          Statements of Cash Flows for the Six Month Periods ended June 30, 1999 and 1998

          Notes to Financial Statements

     (c)  Pro Forma Financial Information
          -------------------------------

          Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited pro forma consolidated financial information:

          Pro Forma Consolidated Balance Sheets as of March 31, 1999 and December 31, 1998

          Pro Forma Consolidated Statements of Operations for the three month period ended March 31, 1999 and the year ended December 31, 1998

             REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Members of
InfiCad Computing and Design, LLC:


We have audited the accompanying balance sheet of InfiCad Computing and Design, LLC (an Arizona limited liability company) as of December 31, 1998, and the related statements of operations, members' deficit and cash flows for the years ended December 31, 1998 and 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of InfiCad Computing and Design, LLC as of December 31, 1998, and the results of its operations and its cash flows for the years ended December 31, 1998 and 1997, in conformity with generally accepted accounting principles.



ARTHUR ANDERSEN LLP


Phoenix, Arizona,
September 29, 1999




                      INFICAD COMPUTING AND DESIGN, LLC
                     ----------------------------------

                     BALANCE SHEET -- DECEMBER 31, 1998
                     -----------------------------------

                                   ASSETS


CURRENT ASSETS:
     Cash                                $       4,012
     Accounts receivable, net of
          allowance for doubtful
          accounts of $11,285                  180,616
     Prepaid expenses and other current
          assets                                13,003
                                         --------------
     Total current assets                      197,631

PROPERTY AND EQUIPMENT, net                    470,220
                                         --------------
          Total assets                    $    667,851
                                         ==============


                      LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES:
     Accounts payable                      $   318,719
     Accrued liabilities                        96,890
     Deferred revenue                          224,256
Current maturities of capital lease
     obligations                               139,877
     Line of credit                             97,958
Notes payable to members                       736,630
                                           ------------
          Total current liabilities          1,614,330

CAPITAL LEASE OBLIGATIONS, net of current
     maturities                                193,111
                                           ------------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
     Contributed capital                         1,500
     Accumulated deficit                    (1,141,090)
                                           ------------
               Total members' deficit       (1,139,590)
                                           ------------
               Total liabilities and
               members' deficit            $   667,851
                                           ============



     The accompanying notes are an integral part of this balance sheet.


                      INFICAD COMPUTING AND DESIGN, LLC
                     ----------------------------------

                          STATEMENTS OF OPERATIONS
                         ---------------------------

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
              ------------------------------------------------


                                            1998         1997

REVENUES                                $1,410,340   $  798,264
                                       ------------  ------------

COST AND EXPENSES:
     Cost of revenues                      353,087      229,728
     Selling, general and administrative 1,415,805      794,188
          Total cost and expenses        1,768,892    1,023,916
                                         ----------   ----------

LOSS FROM OPERATIONS                      (358,552)    (225,652)

INTEREST EXPENSE                          (101,872)      (75,196)
                                        -----------   ----------

NET LOSS                               $  (460,424)  $ (300,848)
                                        ===========  ===========



      The accompanying notes are an integral part of these statements.

                      INFICAD COMPUTING AND DESIGN, LLC
                      ---------------------------------

                       STATEMENTS OF MEMBERS' DEFICIT
                       -------------------------------

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
               -----------------------------------------------




                                  Members'   Accumulated
                                   Capital     Deficit     Total
                                 ----------  -----------    ------


BALANCE, December 31, 1996          $1,500   $(379,818) $(378,318)

     Net loss                           -     (300,848)  (300,848)
                                 ---------- ----------- ----------
BALANCE, December 31, 1997           1,500    (680,666)  (679,166)

     Net loss                           -     (460,424)  (460,424)
                                 ---------- ----------- ----------

BALANCE, December 31, 1998          $1,500 $(1,141,090)$(1,139,590)







      The accompanying notes are an integral part of these statements.

                      INFICAD COMPUTING AND DESIGN, LLC
                      ---------------------------------

                          STATEMENTS OF CASH FLOWS
                          ------------------------

               FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1997
               -----------------------------------------------

                                            1998         1997
                                            ----         ----

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                            $(460,424)   $(300,848)
     Adjustments to reconcile net loss
          to net cash provided by
          (used in) operating activities-
          Depreciation and amortization    181,935      169,638
          Changes in operating assets
               and liabilities-
               Accounts receivable         (95,121)     (48,161)
               Prepaid expenses and
                  other current assets      (5,493)      (1,781)
               Accounts payable            235,274       26,397
               Accrued liabilities          36,319       40,451
               Deferred revenue            117,739       84,517
               Net cash provided
                 by (used in)
                 operating activities       10,229      (29,787)
                                          ---------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition of
          property and equipment           (57,143)    (176,986)
                                          ---------    ---------
     Net cash used in investing
          activities                       (57,143)    (176,986)
                                          ---------    ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on notes payable, net      368,000      121,050
     Payments on capital lease
          obligations                      (72,348)     (29,897)
     (Payments) borrowings on line of
          credit, net                     (262,042)     111,999
                                          ---------    ---------
          Net cash provided by
          financing activities              33,610      203,152
                                          ---------    ---------

NET DECREASE IN CASH                       (13,304)      (3,621)

CASH, beginning of year                     17,316       20,937
                                          ---------    ---------

CASH, end of year                         $  4,012     $ 17,316
                                          =========    =========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
          Cash paid for interest        $   73,392   $   47,465

SUPPLEMENTAL DISCLOSURE OF NON-CASH
     FINANCING ACTIVITY:
          Equipment acquired under
          capital leases                 $ 122,394    $ 303,279



The accompanying notes are an integral part of these statements.

                      INFICAD COMPUTING AND DESIGN, LLC
                      ---------------------------------

                        NOTES TO FINANCIAL STATEMENTS
                       ------------------------------

                         DECEMBER 31, 1998 AND 1997
                        ----------------------------

1.   ORGANIZATION AND BUSINESS:
     -------------------------

     InfiCad Computing and Design, LLC (the Company) is an Arizona limited liability company, formed in February 1996 pursuant to the terms of the Operating Agreement for InfiCad Computing and Design, LLC. The Company was formed through the investments of three individuals (the Members) to provide high-speed Internet connectivity and enhanced Internet services to businesses through the use of wireline technologies. The Company sells primarily to businesses in the Phoenix, Arizona area.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
     ------------------------------------------

Use of Estimates
----------------

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment
----------------------

     Property and equipment are stated at cost. Depreciation and amortization are provided using the double-declining balance method over the estimated useful lives of depreciable assets.

     Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition and Deferred Revenue
----------------------------------------

     Revenue, comprised primarily of billings on Internet and enhanced services, is recognized as the services are provided. Amounts collected prior to the services being provided are reflected as deferred revenue. Customer set-up fees are recognized upon completion of the services. Revenue from consulting services is recognized as the services are provided.

Income Taxes
------------

     The Company has elected to report its earnings as a limited liability company under the Internal Revenue Code. All income or loss is reported through the Members' personal tax returns. The tax returns and the amount of taxable income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes to taxable income or loss, the tax liabilities of the Members could be changed accordingly.

Fair Value of Financial Instruments
-----------------------------------

     The Company believes that the carrying value of financial instruments on the balance sheet approximates their fair value.

Newly Issued Accounting Standard
--------------------------------

     In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" (SOP 98-1). SOP 98-1 provides guidance for capitalizing and expensing the costs of computer software developed or obtained for internal use. SOP 98-1 is effective for financial statements for fiscal years beginning after December 15, 1998. The Company has not yet determined the effect of the adoption of SOP-98-1 on its financial reporting.

3.   LIQUIDITY:
     ---------

     The Company incurred operating losses for the years ended December 31, 1998 and 1997. As further discussed in Note 9 to the financial statements, the Company sold substantially all of its assets to SkyLynx Communications, Inc. (SkyLynx) in exchange for cash and SkyLynx common stock in July 1999. Management believes that the sale to SkyLynx will allow the Company to increase sales and marketing efforts, which in turn should generate increased revenues and improve operating results.

4.   PROPERTY AND EQUIPMENT:
     ----------------------

     Property and equipment consist of the following as of December 31, 1998:



                                           Useful
                                          Lives in
                                            Years       Amount
                                          --------      -------

     Communications equipment                 5        $782,653
     Computer equipment                       5          16,358
     Furniture and fixtures                   5          60,461
     Leasehold improvements                  3-5          6,010
                                                       ---------
                                                        865,482
     Less- Accumulated depreciation
          and amortization                             (395,262)
                                                       ---------
     Property and equipment, net                       $470,220


5.   NOTES PAYABLE TO MEMBERS:
     ------------------------

     The Company has notes payable to various members. These members have loaned monies to the Company to fund operations. The notes payable bear interest at 8.75 percent and are due on demand.

6.   CAPITAL LEASE OBLIGATIONS:
     -------------------------

     The Company has capital leases for certain of its computers and equipment. Assets under capital leases are capitalized using interest rates inherent at the inception of each lease. The leases generally provide for the lessee to pay taxes, maintenance, insurance and certain other operating costs of the leased property over the three-year term of each lease. The total cost of assets under capital leases, net of accumulated amortization, as of December 31, 1998, was $218,764.

     Future minimum lease payments required under capital leases for equipment at December 31, 1998, are as follows:



     Year Ending
     December 31,                            Amount
     ------------                            ------

     1999                                 $186,766
     2000                                  147,695
     2001                                   70,982
                                           --------
     Net minimum lease payments
     under capital leases                  405,443
     Less- Portion representing
     interest                              (72,455)
                                           --------
     Present value of net minimum
     lease payments                        332,988
     Less- Current maturities             (139,877)
                                           --------
     Capital lease obligations,
          less current maturities         $193,111


The lease agreements required payments of principal and interest under capital leases of $97,603 for 1998.

7.   LINE OF CREDIT:
     --------------

     The Company maintains a line of credit (the Line) with a financial institution, under which it may borrow up to $100,000. The Line bears interest at the prime rate (7.75 percent at December 31, 1998) plus one and a half and is due on June 18, 1999. The Company had $97,958 in borrowings under the Line as of December 31, 1998, and borrowings available under the Line were $2,042 at that date.

     The Line is secured by marketable securities owned by certain members of the Company.

8.   COMMITMENTS AND CONTINGENCIES:
     -----------------------------

Operating Leases
----------------

     The Company leases real estate and equipment under operating leases. Certain real estate and equipment leases require the Company to pay maintenance, insurance, taxes and certain other expenses in addition to the stated rentals.

     Future minimum lease payments for noncancellable operating leases in effect at December 31, 1998, are as follows:



     Year Ending
     December 31,                            Amount
     ------------                           -------

     1999                                 $146,295
     2000                                  102,634
     2001                                   13,655
                                          ---------

                                          $262,584
                                          =========


Rent expense under operating leases for the years ended December 31, 1998 and 1997, totaled $153,978 and $66,107, respectively.

9.   SUBSEQUENT EVENT:
     ----------------

     Effective July 29, 1999, the Company sold substantially all of its assets to SkyLynx for $1,125,000 in cash and $1,450,000 in SkyLynx common stock. The cash portion of the purchase price was paid as follows: (i) $125,388 was retained by SkyLynx in repayment of a loan, (ii) $520,553 was paid to certain creditors of the Company, and (iii) the remaining $479,059 was paid to the Company. The common stock issued upon consummation of the transaction is classified as restricted shares under the Securities Act of 1933. Additionally, SkyLynx will hold back shares having a market value equivalent to $257,500 for a period of one year following the transaction. Such shares will be used as collateral to secure any obligation of the Company to indemnify SkyLynx after the purchase has been closed.

                      INFICAD COMPUTING AND DESIGN, LLC
              UNAUDITED PRO FORMA CONDENSED, COMBINED FINANCIAL
                                 STATEMENTS


     The following unaudited pro forma condensed combined financial statements give effect to the acquisition by Skylynx Communications, Inc. of the assets of InfiCad Computing and Design, LLC.

     The pro forma condensed combined balance sheet gives effect to the acquisition as if it had occurred on June 30, 1999. The pro forma condensed combined statements of operations give effect to the acquisition as if it had occurred as of January 1, 1998, combining the results of Skylynx Communications, Inc. for the six months ended June 30, 1999 and the year ended December 31, 1998 with those of the same periods for InfiCad Computing and Design, LLC.

     The pro forma adjustments are based on estimates, available information and certain assumptions that management deems appropriate. The pro forma financial data do not purport to represent what our financial position or results of operations would actually have been if such transactions had occurred on those dates and are not necessarily representative of our financial position or results of operations for any future period. The pro forma financial statements should be read in conjunction with the other financial statements and footnotes included elsewhere in this Report and the Company's other reports filed with the SEC.

                  PRO FORMA CONDENSED, COMBINED BALANCE SHEET

                               As of June 30,1999


                                 SkyLynx    Inficad              Pro forma  Pro forma        Pro forma
                               Communica-  Computing    Total   Adjustments Adjustments      Combined
                               tions, Inc. & Design                 (a)

Assets

 Cash                          8,853,806      -     8,853,806       -       (1,125,000)(b)    7,728,806
 Accounts receivable             396,508    227,971   624,479                    -              624,479
 Inventory                         -          -          -                       -                   -

 Other current assets            142,596     11,712   154,308                    -              154,308
                              ---------------------------------------------------------------------------
 Current assets                9,392,910    239,683 9,632,593       -       (1,125,000)        8,507,593
                              ---------------------------------------------------------------------------

 Property and equipment        2,318,884    406,682 2,725,566                    -             2,725,566
 Other assets                  4,438,939          - 4,438,939                2,319,363(b)     6,758,302
                               --------------------------------------------------------------------------
 Total assets                 16,150,733    646,36516,797,098        -       1,194,363         17,991,461

                              ============================================================================

Liability and Equity

 Accounts payable & accrued
 liabilities                   1,248,084    734,753 1,982,837    (734,753)       -               1,248,084
 Unearned revenue                292,528    119,816   412,344           -        -                 412,344
 Other current Liabilities       122,375  1,132,431 1,254,806  (1,054,630)     257,500(b)          457,676
                                ---------------------------------------------------------------------------
 Current liabilities           1,662,987  1,987,000 3,649,987  (1,789,383)     257,500            2,118,104

                                ============================================================================

 Long term debt                   20,432          -    20,432       -            -                   20,432
 Other long term liabilities      45,311    193,111   238,422        -           -                  238,422
                                ----------------------------------------------------------------------------
 Total long term liabilities       65,743   193,111   258,854        -           -                  258,854
                                ----------------------------------------------------------------------------

 Total liabilities             1,728,730  2,180,111 3,908,841   (1,789,383)    257,500            2,376,958

Preferred stock               14,396,916      -     14,396,916      -            -               14,396,916
Common stock                      11,102               11,102        -             178(b)            11,280
Paid in capital               30,530,470      1,50030,531,970      (1,500)   1,192,322(b)        31,722,792
Retained deficit             (30,516,485)(1,535,246)(32,051,731)1,535,246        -              (30,516,485)

Total shareholders' equity     1,422,003 (1,533,746)12,888,257  1,533,746    1,192,500           15,614,503
                                -----------------------------------------------------------------------------

Total liabilities and
shareholders' equity          16,150,733    646,365  16,797,098   255.637)    1,450,000           17,991,461

                              ===============================================================================




(a) Adjustments to reflect balances at June 30, 1999 that were not acquired by the Company.

(b) Adjustment reflects the $2,575,000 asset purchase of InfiCad Computing and Design, LLC; $2,319,363 customer lists and goodwill, $227,971accounts receivable, $11,712 other assets, $406,682 property and equipment, $119,816 deferred revenue, and $270,912 capital leases. The condideration paid in this transaction was $1,125,000 cash and 216,620 shares of common stock with a market value of $1,450,000 (of which 38,469 shares with a market value of $257,500 were retained by Skylynx as a purchase price holdback).


             PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30,1999

                                 SkyLynx       Inficad            Pro forma   Pro forma
                                Communica-   Computing    Total  Adjustments  Combined
                                tions, Inc. Design, LLC


 Revenues                         700,754   1,092,382   1,793,136              1,793,136
 Operating cost
 and expenses                  13,659,472   1,428,590  15,088,062  386,560(a)  15,474,622
 Loss from operations         (12,958,718)   (336,208)(13,294,926)(386,560)  (13,661,486)
 Interest and other
 income (expenses)                 66,098     (57,948)      8,150        -         8,150
                              ------------------------------------------------------------
 Net Loss                     (12,892,620)   (394,156)(13,286,776)(386,560)   (13,673,336)

Preferred Stock Dividends:
      As reported                (602,995)                                       (602,995)
       Plus Adjustment

Accretion of Beneficial
Conversion Feature of         (11,422,538)                                    (11,422,538)
      Preferred Stock
                              ------------------------------------------------------------

Net Loss Applicable to
Common Shareholders           (24,918,153)                                    (25,698,869)

Weighted average
 common shares
 outstanding                   10,915,340                        178,151(b)    11,093,491

Basic loss per share                (2.28)                        (0.07)(b)         (2.32)

(a) Adjustment to reflect six months amortization expense ($386..560) the customer lists and goodwill recorded in connection with the acquisition. The customer lists and goodwill are amortized over a period of three years.

(b) Adjustment to revise the weighted-average common shares outstanding and basic loss per share for the 178,151common shares issued in the purchase agreement.

              PRO FORMA CONDENSED, COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31,1998


                                 SkyLynx       Inficad            Pro forma   Pro forma
                                Communica-   Computing    Total  Adjustments  Combined
                                tions,Inc.  Design, LLC


 Revenues                           7,898   1,410,340 1,418,238                1,418,238
 Operating cost
 and expenses                   5,300,834   1,768,892 7,069,726    773,121(a)  7,842,847
 Loss from operations          (5,292,936)   (358,552)(5,651,488) (773,121)   (6,424,609)

 Interest and other
 income (expenses)                 18,104    (101,872)  (83,768)      -          (83,768)
                               ----------------------------------------------------------
 Net Loss                      (5,274,832)   (460,424)(5,735,256) (773,121)   (6,508,377)

                               ==========================================================

 Preferred Stock Dividends:
      As reported                 (39,759)                                       (39,759)
       Plus Adjustment

 Accretion of Beneficial
 Conversion Feature of
 Preferred Stock                  (73,029)                                       (73,029)
                               ----------------------------------------------------------

 Net Loss Applicable to
 Common Shareholders            (5,387,620)                                    (6,621,165)

 Weighted average
 common shares
 outstanding                     8,946,874                          178,151(b)  9,125,025
 Basic loss per share               (0.60)                           (0.13)(b)    (0.72)



(a) Adjustment to reflect six months amortization expense ($773,121) on the customer lists goodwill recorded in connection with the acquisition. The customer lists and goodwill are amortized over a period of three years.

(b) Adjustment to revise the weighted-average common shares outstanding and basic loss per share for the 178,151 common shares issued in the purchase agreement.


                      INFICAD COMPUTING AND DESIGN, LLC
                      ---------------------------------

                       BALANCE SHEET -- JUNE 30, 1999
                       ------------------------------
                                 (Unaudited)

                                   ASSETS
                                   ------
CURRENT ASSETS:
     Cash                                    $       -
     Accounts receivable, net of
          allowance for doubtful accounts
          of $7,484 at June 30, 1999           227,971
     Prepaid expenses and other
          current assets                        11,712
                                             ----------
          Total current assets                 239,683

PROPERTY AND EQUIPMENT, net                    406,682
          Total assets                       $ 646,365
                                             ==========

                      LIABILITIES AND MEMBERS' DEFICIT
                      --------------------------------

CURRENT LIABILITIES:
     Accounts payable                        $ 610,638
     Accrued liabilities                       124,115
     Deferred revenue                          119,816
     Current maturities of capital
          lease obligations                     77,801
     Line of credit                            175,000
     Notes payable to members and
          related parties                      879,630
                                             ----------
          Total current liabilities          1,987,000

CAPITAL LEASE OBLIGATIONS, net of current
     maturities                                193,111
                                            -----------

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT:
     Contributed capital                         1,500
     Accumulated deficit                    (1,535,246)
                                            -----------
          Total members' deficit            (1,533,746)
                                            -----------
          Total liabilities and
          members' deficit                  $  646,365
                                           ============



     The accompanying notes are an integral part of this balance sheet.


                      INFICAD COMPUTING AND DESIGN, LLC
                      ---------------------------------

                          STATEMENTS OF OPERATIONS
                          -------------------------

           FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
           -------------------------------------------------------
                                 (Unaudited)

                                                 Six-month
                                               Period Ended
                                                 June 30,
                                           --------------------
                                            1998         1997
                                           -------      -------

REVENUES                                $1,092,382    $ 653,200
                                        -----------   ----------

COST AND EXPENSES:
     Cost of revenues                      631,594      135,685
     Selling, general and
          administrative                   796,996      737,832
                                        -----------   ----------
          Total cost and expenses        1,428,590      873,517
                                        -----------   ----------

LOSS FROM OPERATIONS                      (336,208)    (220,317)

INTEREST EXPENSE                           (57,948)     (50,360)
                                        -----------  -----------

NET LOSS                                 $(394,156)   $(270,677)
                                        ===========  ===========


The accompanying notes are an integral part of these statements.

                      INFICAD COMPUTING AND DESIGN, LLC
                     ----------------------------------

                          STATEMENTS OF CASH FLOWS
                          ------------------------

           FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 1999 AND 1998
           -------------------------------------------------------
                                 (Unaudited)

                                                 Six-month
                                               Period Ended
                                                 June 30,
                                       -----------------------------
                                            1999         1998
                                         ----------   ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
     Net loss                            $(394,156)   $(270,677)
     Adjustments to reconcile net
          loss to net cash (used in)
          provided by operating
          activities-
          Depreciation                     105,994       57,656
          Changes in operating assets
          and liabilities-
          Accounts receivable              (47,355)     (48,775)
          Prepaid expenses and other
          current assets                     1,291          290
          Accounts payable                 291,919       235274
          Accrued liabilities               27,225       31,540
          Deferred revenue                (104,440)      58,870
                                         ----------    ---------
          Net cash (used in) provided
          by operating activities         (119,522)      64,178
                                         ----------    ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Cash paid for acquisition of
     property and equipment                (42,456)     (49,710)
                                         ----------   ----------
     Net cash used in investing
     activities                            (42,456)     (49,710)
                                        -----------   ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Borrowings on notes payable, net      143,000      100,000
     Payments on capital lease
     obligations                           (62,076)     (42,429)
     Borrowings (payments) on line
     of credit, net                         77,042      (36,000)
                                         ----------   ----------
     Net cash provided by financing
     activities                            157,966       21,571

NET (DECREASE) INCREASE IN CASH             (4,012)      36,039

CASH, beginning of period                    4,012       17,316
                                          ---------   ----------

CASH, end of period                       $      -    $  53,355
                                         ==========   ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
     INFORMATION:
     Cash paid for interest              $  32,194    $  31,100

SUPPLEMENTAL DISCLOSURE OF NON-CASH
     FINANCING ACTIVITY:
     Equipment acquired under
     capital leases                      $      -     $ 106,691



The accompanying notes are an integral part of these statements.

                      INFICAD COMPUTING AND DESIGN, LLC
                     ----------------------------------

                        NOTES TO FINANCIAL STATEMENTS
                       ------------------------------

                                JUNE 30, 1999
                                -------------
                                 (Unaudited)


1.   INTERIM FINANCIAL INFORMATION:

     The interim financial statements as of June 30, 1999, and for the six-month periods ended June 30, 1999 and 1998, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of InfiCad Computing and Design, LLC's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SKYLYNX COMMUNICATIONS , INC.


Dated:  October 12, 1999                By:   /s/ Jeffery A. Mathias
       ---------------------                 ------------------------------
                                             Jeffery A. Mathias, President